Exhibit (o)(i) under Form N-1A
                                       Exhibit 24 under Item 601/Reg. S-K



                                POWER OF ATTORNEY


      Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED MDT SERIES and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-1A, relating to the proposed establishment of the Series, and any amendments to the Registration Statement, including post-effective amendments, and to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                          TITLE                                 DATE
----------                          -----                                 ----





/S/ John F. Donahue                                              July 27, 2006
---------------------------------
John F. Donahue                     Trustee



/S/ J. Christopher Donahue
J. Christopher Donahue              President and Trustee        July 27, 2006
                                    (Principal Executive Officer)



/S/ Richard A. Novak
Richard A. Novak                    Treasurer                    July 27, 2006
                                    (Principal Financial Officer)



/S/ Thomas G. Bigley
Thomas G. Bigley                    Trustee                      July 27, 2006



/S/ John T. Conroy, Jr.
John T. Conroy, Jr.                 Trustee                      July 27, 2006



/S/ Nicholas P. Constantakis
Nicholas P. Constantakis            Trustee                      July 27, 2006



/S/ John F. Cunningham
John F. Cunningham                  Trustee                      July 27, 2006



/S/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.             Trustee                      July 27, 2006



/S/ Peter E. Madden
Peter E. Madden                     Trustee                      July 27, 2006



/S/ Charles F. Mansfield, Jr.
Charles F. Mansfield, Jr.           Trustee                      July 27, 2006



/S/ John E. Murray, Jr.
John E. Murray, Jr.                 Trustee                      July 27, 2006



/S/ Marjorie P. Smuts
Marjorie P. Smuts                   Trustee                      July 27, 2006



/S/ John S. Walsh
John S. Walsh                       Trustee                      July 27, 2006



/S/ James F. Will
James F. Will                       Trustee                      July 27, 2006